UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2021

RICE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39644	85-2867266
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

102 East Main Street, Second Story Carnegie, Pennsylvania	15106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 446-6259

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one warrant	RICE U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	RICE	The New York Stock Exchange
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RICE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

The Business Combinations

On April 7, 2021, Rice Acquisition Corp., a Delaware corporation (“RAC”), entered into (i) the Business Combination Agreement (as may be amended, supplemented or otherwise modified from time to time, the “Aria Merger Agreement”), by and among RAC, Rice Acquisition Holdings LLC, a Delaware limited liability company and direct subsidiary of RAC (“RAC OpCo”), LFG Intermediate Co, LLC, a Delaware limited liability company and direct subsidiary of RAC OpCo (“RAC Intermediate”), LFG Buyer Co, LLC, a Delaware limited liability company and a direct subsidiary of RAC Intermediate (“RAC Buyer”), Inigo Merger Sub, LLC, a Delaware limited liability company and a direct subsidiary of RAC Buyer (“Aria Merger Sub”), Aria Energy LLC, a Delaware limited liability company (“Aria”), and the Equityholder Representative (as defined therein), pursuant to which, among other things, Aria Merger Sub will merge with and into Aria, with Aria surviving the merger and becoming a direct subsidiary of RAC Buyer, and (ii) the Business Combination Agreement, dated as of April 7, 2021 (as may be amended, supplemented or otherwise modified from time to time, the “Archaea Merger Agreement” and, together with the Aria Merger Agreement, the “Business Combination Agreements”), by and among RAC, RAC OpCo, RAC Intermediate, RAC Buyer, Fezzik Merger Sub, LLC, a Delaware limited liability company and direct subsidiary of RAC Buyer (“Archaea Merger Sub”), Archaea Energy LLC (“Archaea Seller”), a Delaware limited liability company, and Archaea Energy II LLC, a Delaware limited liability company (“Archaea” and, together with Archaea Seller and Aria, the “Companies”), pursuant to which, among other things, Archaea Merger Sub will merge with and into Archaea, with Archaea surviving the merger and becoming a direct subsidiary of RAC Buyer, in each case, on the terms and subject to the conditions therein (the transactions contemplated by the Business Combination Agreements, the “Business Combinations”).

Consideration

Pursuant to the terms of the Aria Merger Agreement and at the Effective Time (as defined therein), (i) all Class A Units of Aria held by a holder of Aria’s Class A Units shall be cancelled and converted into the right to receive (a) the number of Class A Units of RAC OpCo, (b) the number of shares of Class B common stock, par value $0.0001 (“Class B Common Stock”), of RAC and (c) the amount of cash as set forth in, and in accordance with, the Aria Merger Agreement, (ii) all Class B Units of Aria held by a holder of Aria’s Class B Units shall be cancelled and converted into the right to receive (A) the number of Class A Units of RAC OpCo, (B) the number of shares of Class B Common Stock and (C) the amount of cash as set forth in, and in accordance with, the Aria Merger Agreement, and (iii) all Class C Units of Aria shall be cancelled and extinguished without any conversion thereof.

Pursuant to the terms of the Archaea Merger Agreement and at the Effective Time (as defined therein), all equity interests of Archaea will be cancelled and converted into the right to receive (x) the number of Class A Units of RAC OpCo and (y) the number of shares of Class B Common Stock as set forth in, and in accordance with, the Archaea Merger Agreement.

Following the Business Combinations, holders of Class A Units of RAC OpCo (other than RAC) will have the right (an “exchange right”), subject to certain limitations, to exchange Class A Units of RAC OpCo (and a corresponding number of shares of Class B Common Stock) for, at RAC’s option, (i) shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), of RAC on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, or (ii) a corresponding amount of cash. RAC’s decision to make a cash payment or issue shares upon an exercise of an exchange right will be made by RAC’s independent directors, and such decision will be based on facts in existence at the time of the decision, which RAC expects would include the relative value of the Class A Common Stock (including trading prices for the Class A Common Stock at the time), the cash purchase price, the availability of other sources of liquidity (such as an issuance of preferred stock) to acquire the Class A Units of RAC OpCo and alternative uses for such cash.

Holders of Class A Units of RAC OpCo (other than RAC) will generally be permitted to exercise the exchange right on a quarterly basis, subject to certain de minimis allowances. In addition, additional exchanges may occur in connection with certain specified events, and any exchanges involving more than a specified number of Class A Units of RAC OpCo (subject to RAC’s discretion to permit exchanges of a lower number of units) may occur at any time upon ten business days’ advanced notice. The exchange rights will be subject to certain limitations and restrictions intended to reduce the administrative burden of exchanges upon RAC and ensure that RAC OpCo will continue to be treated as a partnership for U.S. federal income tax purposes.

Following any exchange of Class A Units of RAC OpCo (and a corresponding number of shares of Class B Common Stock), RAC will retain the Class A Units of RAC OpCo and cancel the shares of Class B Common Stock. As the holders of Class A Units of RAC OpCo (other than RAC) exchange their Class A Units of RAC OpCo, RAC’s membership interest in RAC OpCo will be correspondingly increased, the number of shares of Class A Common Stock outstanding will be increased, and the number of shares of Class B Common Stock outstanding will be reduced.

Representations and Warranties

The Business Combination Agreements contain customary representations and warranties of the parties thereto with respect to, among other things, (a) entity organization, formation and authority, (b) capital structure, (c) authorization to enter into the Business Combination Agreements, (d) licenses and permits, (e) taxes, (f) financial statements, (g) real property, (h) material contracts, (i) title to assets, (j) absence of changes, (k) employee matters, (l) compliance with laws, (m) litigation, (n) transactions with affiliates and (o) regulatory matters. The representations and warranties of the parties do not survive the closing of the Business Combinations.

Covenants

The Business Combination Agreements include covenants of the Companies with respect to operation of the businesses prior to consummation of the Business Combinations. The Business Combination Agreements also contain additional covenants of the parties, including, among others, those relating to (a) a requirement to make appropriate filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), (b) the use of reasonable best efforts to obtain the PIPE Financing (as defined below) and (c) the preparation and filing of a proxy statement of RAC relating to the Business Combinations (the “Proxy Statement”).

The Business Combination Agreements also contain exclusivity provisions prohibiting (a) the Companies and their subsidiaries and affiliates from initiating, soliciting, entertaining or otherwise encouraging a Competing Transaction (as defined in the Business Combination Agreements) (subject to limited exceptions specified therein) or entering into any contracts or agreements in connection therewith and (b) RAC from initiating, soliciting, entertaining or otherwise encouraging a Buyer Competing Transaction (as defined in the Business Combination Agreements) (subject to limited exceptions therein) or entering into any contracts or agreements in connection therewith.

Conditions to Consummation of the Business Combinations

Consummation of the Business Combinations is generally subject to customary conditions of the respective parties, and conditions customary to special purpose acquisition companies, including (i) expiration or termination of all applicable waiting periods under HSR, (ii) the absence of any law or governmental order, threatened or pending, preventing the consummation of the Business Combinations, (iii) completion of the RAC Share Redemptions (as defined in the Business Combination Agreements), (iv) receipt of requisite shareholder approval for consummation of the Business Combinations, (v) the consummation of the LES Sale (as defined in the Aria Merger Agreement) by Aria and (vi) the issuance by the Federal Energy Regulatory Commission of an order granting authorization for the Business Combinations pursuant to Section 203 of the Federal Power Act of 1935. In addition, the parties have the right to not consummate the Business Combinations in the event that the cash on the balance sheet of the combined company following the closing of the Business Combinations (the “Combined Company”) would be less than $150,000,000, subject to the terms of the Business Combination Agreements. Furthermore, the closing of the transactions contemplated by the Aria Merger Agreement is expressly conditioned on the closing of the transactions contemplated by the Archaea Merger Agreement and vice versa.

Termination

Each of the Business Combination Agreements may be terminated by the parties thereto under certain customary and limited circumstances at any time prior to the closing of the Business Combinations, including, without limitation, by mutual written consent or if the Business Combinations have not been consummated within 150 days from the date of the Business Combination Agreements (subject to certain extensions for up to 30 days for delays as set forth in the Business Combination Agreements).

A copy of each of the Aria Merger Agreement and the Archaea Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and Exhibit 2.2, respectively, and each is incorporated herein by reference. The foregoing description of the Business Combination Agreements and the Business Combinations is not complete and is subject to, and qualified in its entirety by, reference to the actual agreements. The Business Combination Agreements contain representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreements or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. They are not intended to provide any other factual information about the parties to the Business Combination Agreements. In particular, the assertions embodied in the representations and warranties in the Business Combination Agreements were made as of a specified date, are modified or qualified by information in one or more confidential disclosure letters prepared in connection with the execution and delivery of the Business Combination Agreements, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Business Combination Agreements are not necessarily characterizations of the actual state of facts about RAC, the Companies or the other parties at the time they were made or otherwise and should only be read in conjunction with the other information that RAC makes publicly available in reports, statements and other documents filed with the U.S. Securities and Exchange Commission (the “SEC”).

Stockholders Agreement

In connection with the closing of the Business Combinations, RAC, RAC Buyer, RAC OpCo, Rice Acquisition Sponsor LLC, a Delaware limited liability company (“Sponsor”), and certain other individuals affiliated with the Companies (the “Company Holders”) will enter into a stockholders agreement (the “Stockholders Agreement”), which provides that, among other things, (i) the board of directors of the Combined Company (the “Board”) will consist of seven members, (ii) the holders of a majority of the Company Interests (as defined in the Stockholders Agreement) held by the RAC Sponsor Holders (as defined in the Stockholders Agreement) will have the right to designate two directors (the “RAC Sponsor Directors”) for appointment or election to the Board during the term of the Stockholders Agreement, (iii) the Ares Investor (as defined in the Stockholders Agreement) will have the right to designate one director (the “Ares Director”) for appointment or election to the Board for so long as the Ares Investor hold at least 50% of the Registrable Securities (as defined in the Stockholders Agreement) held by it on the date that the Business Combinations are consummated, (iv) the Board shall take all necessary action to designate the person then serving as the Chief Executive Officer of the Combined Company (the “CEO Director”) for appointment or election to the Board during the term of the Stockholders Agreement and (v) the Board shall designate three independent directors (the “Independent Directors”) to serve on the Board during the term of the Stockholders Agreement. The Ares Investor shall also have the right to consult on the persons to be designated as Independent Directors for so long as the Ares Investor hold at least 50% of the Registrable Securities held by it on the date that the Business Combinations are consummated.

Additionally, pursuant to the terms of the Stockholders Agreement, the Company Holders will be granted certain customary registration rights. Also, the Company Holders will agree not to effect any sale or distribution of certain RAC equity securities received in connection with the Business Combinations during the lock-up period described therein.

The form of Stockholders Agreement is included as Exhibit C in each of the Business Combination Agreements filed with this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the form of Stockholders Agreement is not complete and is subject to, and qualified in its entirety by, reference thereto. The Stockholders Agreement ultimately entered into in connection with the Business Combinations may differ from such form and may include such changes as are negotiated between the parties thereto.

PIPE Financing

On April 7, 2021, RAC entered into subscription agreements (each, a “Subscription Agreement”) with certain investors (the “PIPE Investors”) pursuant to which, among other things, the PIPE Investors have agreed to subscribe for and purchase, and Rice has agreed to issue and sell to the PIPE Investors, an aggregate of 30,000,000 shares of Class A Common Stock for an aggregate purchase price of $300,000,000, on the terms and subject to the conditions set forth therein (the “PIPE Financing”). Each Subscription Agreement contains customary representations and warranties of RAC, on the one hand, and the PIPE Investor, on the other hand, and customary conditions to closing, including the substantially concurrent consummation of the Business Combinations. The form of the Subscription Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the Subscription Agreements is not complete and is subject to, and qualified in its entirety by, reference to the form filed herewith.

Additionally, on April 7, 2021, RAC, RAC OpCo, Sponsor and Atlas Point Energy Infrastructure Fund, LLC, a Delaware limited liability company (“Atlas”), entered into an Amendment to Forward Purchase Agreement (the “FPA Amendment”) pursuant to which the Forward Purchase Agreement, dated as of September 30, 2020 (the “Original Agreement”), by and among such parties was amended to provide that Atlas shall purchase a total of $20,000,000 of Forward Purchase Securities (as defined in the Original Agreement) and the Forward Purchase Warrants (as defined in the Original Agreement) will consist of one-eighth of one redeemable warrant (where each whole redeemable warrant is exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share).

Item 3.02 Unregistered Sales of Equity Securities.

The Class A Units of RAC OpCo and the shares of Class B Common Stock to be issued pursuant to the Business Combination Agreements as well as the shares of Class A Common Stock to be issued and sold to the PIPE Investors will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering. The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On April 7, 2021, RAC and the Companies issued a press release announcing the execution of the Business Combination Agreements and the Subscription Agreements. The press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Also on April 7, 2021, RAC posted an investor presentation relating to the Business Combinations on its website at https://ricespac.com. This presentation is furnished as Exhibit 99.2 to this Current Report. A substantially similar presentation was also used by RAC in connection with the PIPE Financing. In addition, RAC posted a recorded presentation from management discussing the Business Combinations on its website at https://ricespac.com. A transcript of this presentation is furnished as Exhibit 99.3 to this Current Report on Form 8-K. Notwithstanding the foregoing, information contained on RAC’s website and the websites of the Companies or any of their affiliates referenced in Exhibit 99.1, 99.2 or 99.3 or linked therein or otherwise connected thereto does not constitute part of, nor is it incorporated by reference into, this Current Report on Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “might,” “will,” “would,” “could,” “should,” “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions, although not all forward looking statements contain such identifying words. All statements other than historical facts are forward looking statements. Such statements include, but are not limited to, statements concerning the Business Combination; the PIPE Financing; market conditions and trends; earnings, performance, strategies, prospects and other aspects of the businesses of RAC, the Companies and the Combined Company. Forward looking statements are based on RAC’s current expectations, estimates, projections, targets, opinions and/or beliefs, and such statements involve known and unknown risks, uncertainties and other factors.

The risks and uncertainties that could cause those actual results to differ materially from those expressed or implied by these forward looking statements include, but are not limited to: (a) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed Business Combinations and any transactions contemplated thereby; (b) the ability to complete the proposed Business Combinations, the PIPE Financing and other transactions contemplated by the Business Combination Agreements due to the failure to obtain approval of the stockholders of RAC or other conditions to closing of the proposed Business Combinations; (c) the ability to meet the New York Stock Exchange’s listing standards following the consummation of the transactions contemplated by the Business Combination Agreements; (d) the risk that the proposed transactions disrupt current plans and operations of the Companies as a result of the announcement and consummation of the proposed Business Combinations; (e) the ability to recognize the anticipated benefits of the proposed Business Combinations, which may be affected by, among other things, competition, the ability of the Combined Company to grow and manage growth profitably and retain its management and key employees; (f) costs related to the proposed Business Combinations and related transactions; (g) the possibility that either of the Companies may be adversely affected by other economic, business and/or competitive factors; (h) the Combined Company’s ability to develop and operate new projects; (i) the reduction or elimination of government economic incentives to the renewable energy market; (j) delays in acquisition, financing, construction and development of new projects; (k) the length of development cycles for new projects, including the design and construction processes for the Combined Company’s projects; (l) the Combined Company’s ability to identify suitable locations for new projects; (m) the Combined Company’s dependence on landfill operators; (n) existing regulations and changes to regulations and policies that effect the Combined Company’s operations; (o) decline in public acceptance and support of renewable energy development and projects; (p) sustained demand for renewable energy; (q) impacts of climate change, changing weather patterns and conditions, and natural disasters; (r) the ability to secure necessary governmental and regulatory approvals; and (s) other risks and uncertainties indicated in the preliminary or definitive proxy statement, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by RAC.

The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward looking statements, which speak only as of the date made. RAC, the Companies and the Combined Company do not undertake or accept any obligation or undertaking to update or revise the forward looking statements set forth herein, whether as a result of new information, future events or otherwise, except as may be required by law.

Important Information about the Business Combinations and Where to Find It

In connection with the proposed Business Combinations, RAC intends to file a preliminary proxy statement and a definitive proxy statement with the SEC. This Current Report on Form 8-K does not contain all the information that should be considered concerning the Business Combinations, and it is not intended to provide the basis for any investment decision or any other decision regarding the proposed Business Combinations. RAC’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, the amendments thereto, and the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed Business Combinations, as these materials will contain important information about the Combined Company, RAC, the Companies and the proposed Business Combinations. When available, the definitive proxy statement will be mailed to the stockholders of RAC as of a record date to be established for voting on the proposed Business Combinations. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at http://www.sec.gov.

Participants in the Solicitation

RAC, the Companies and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies of RAC’s stockholders in connection with the proposed Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of RAC’s stockholders in connection with the proposed Business Combinations, including their names and a description of their interests in the proposed Business Combinations, will be set forth in the proxy statement relating to such transaction when it is filed with the SEC.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combinations. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1†	Aria Merger Agreement
2.2†	Archaea Merger Agreement
10.1	Form of Subscription Agreement
10.2	FPA Amendment
99.1	Press release, dated April 7, 2021
99.2	Investor presentation, dated April 2021
99.3	Transcript of April 7, 2021 management presentation relating to the Business Combinations

†	Certain schedules and similar attachments have been omitted. RAC agrees to furnish supplementally a copy of any omitted schedule or attachment to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2021

RICE ACQUISITION CORP.

By:	/s/ James Wilmot Rogers
Name:	James Wilmot Rogers
Title:	Chief Accounting Officer and Secretary